Kayne Anderson Announces Webcast of MLP Market Update

HOUSTON, TX -- August 8, 2008 -- In response to investor requests, KA Fund Advisors, LLC ("Kayne Anderson") announced today that it will hold a conference call for investors and analysts to discuss its perspective on the energy master limited partnership (MLP) market on August 21, 2008 at 11 a.m. Eastern time. The call will be hosted by David LaBonte, Head of Energy Research, and J.C. Frey, Portfolio Manager. Kayne Anderson manages three publicly-traded funds: Kayne Anderson MLP Investment Company (NYSE: KYN), Kayne Anderson Energy Total Return Fund, Inc. (NYSE: KYE) and Kayne Anderson Energy Development Company (NYSE: KED).

The live webcast will be available online at Kayne Anderson's website at http://www.kaynefunds.com/webcasts.htm. Please go to the website at least 10 minutes before the event begins to register and to download a copy of the presentation materials. Those interested in participating in the question and answer session of the conference call should dial (866) 356-4123 for callers in the U.S. or (617) 597-5393 for callers outside the U.S. The passcode is 63596878. Following the call, an online replay will be available on Kayne Anderson's website.

About the Company

Kayne Anderson MLP Investment Company ("KYN") is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, whose common stock is traded on the NYSE. KYN's investment objective is to obtain a high after-tax total return by investing at least 85% of its total assets in energy-related master limited partnerships and their affiliates, and in other companies that, as their principal business, operate assets used in the gathering, transporting, processing, storing, refining, distributing, mining or marketing natural gas, natural gas liquids (including propane), crude oil, refined petroleum products or coal.

Kayne Anderson Energy Total Return Fund ("KYE") is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940. KYE's investment objective is to obtain a high total return with an emphasis on current income by investing primarily in securities of companies engaged in the energy industry, principally including publicly-traded energy-related master limited partnerships and limited liability companies taxed as partnerships and their affiliates, energy-related U.S. and Canadian royalty trusts and income trusts and other companies that derive at least 50% of their revenues from operating assets used in, or providing energy-related services for, the exploration, development, production, gathering, transportation, processing, storing, refining, distribution, mining or marketing of natural gas, natural gas liquids (including propane), crude oil, refined petroleum products or coal.

Kayne Anderson Energy Development Company ("KED") is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. KED's investment objective is to generate both current income and capital appreciation primarily through equity and debt investments. The Company will seek to achieve this objective by investing at least 80% of its net assets together with the proceeds of any borrowings (its "total assets") in securities of companies that derive the majority of their revenue from activities in the energy industry, including: (a) Midstream Energy Companies, which are businesses that operate assets used to gather, transport, process, treat, terminal and store natural gas, natural gas liquids, propane, crude oil or refined petroleum products; (b) Upstream Energy Companies, which are businesses engaged in the exploration, extraction and production of natural resources, including natural gas, natural gas liquids and crude oil, from onshore and offshore geological reservoirs; and (c) Other Energy Companies, which are businesses engaged in owning, leasing, managing, producing, processing and sale of coal and coal reserves; the marine transportation of crude oil, refined petroleum products, liquefied natural gas, as well as other energy-related natural resources using tank vessels and bulk carriers; and refining, marketing and distributing refined energy products, such as motor gasoline and propane to retail customers and industrial end-users.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Company's historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions; regulatory and legal changes; energy industry risk; commodity pricing risk; leverage risk; valuation risk; non-diversification risk; interest rate risk; tax risk; and other risks discussed in the Company's filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Company's investment objectives will be attained.

CONTACT:

KA Fund Advisors, LLC
Monique Vo
877-533-1232
http://www.kaynefunds.com